EXHIBIT 32.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Javier O. Lamoso, the chief executive officer of ClearComm, L.P., certify that (i) the March 31, 2004 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the March 31, 2004 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of ClearComm, L.P.

/s/ Javier O. Lamoso
Javier O. Lamoso
Chief Executive Officer
May 24, 2004